SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2003

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23827	02-0513618
(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road, Merrimack, New Hampshire         03054

(Address of Principal Executive Offices)                                     (Zip Code)

(603) 423-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On March 5, 2003, PC Connection, Inc., a Delaware corporation (“PCC”), is planning to participate in the Raymond James Institutional Investor Conference, and will be discussing various aspects of its business. During the course of those discussions, certain limited financial information and other limited facts of its business will be presented to investors. This information is included in Item 7(c) below as an Exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

        99.1 Information for Investor Meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2003                                                                                      REGISTRANT

PC CONNECTION, INC.

By: /s/ Mark A. Gavin

Mark A. Gavin

Senior Vice President of Finance

and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Information for Investor Meetings.